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                                                                       EXHIBIT 5
                                 April 2, 1998


The Board of Directors
Kaufman and Broad Home Corporation
10990 Wilshire Boulevard
Los Angeles, California 90024

         Re:     Registration Statement on Form S-8

Dear Sirs:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Kaufman and Broad Home Corporation (the "Company"), relating to 2,900,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), 1,000,000 of which are to be issued pursuant to the Company's Performance-Based Incentive Plan for Senior Management (the "Incentive Plan"), and 1,900,000 of which are to be issued pursuant to the Company's 1998 Stock Incentive Plan (the "1998 Plan").

         As counsel for the Company, I have examined such corporate records, other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in my opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Incentive Plan and the 1998 Plan and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the headings "Legal Matters" and "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                                   Very truly yours,

                                                   Kimberly N. King,
                                                   Corporate Secretary and
                                                   Associate Counsel